Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is dated as of November 6, 2017, among 1st Constitution Bancorp, a New Jersey corporation and registered bank holding company (“1st Constitution”), 1st Constitution Bank, a New Jersey state commercial bank and the wholly-owned banking subsidiary of 1st Constitution (the “Bank”), and [__________________], a shareholder of New Jersey Community Bank, a New Jersey state commercial bank (“NJCB”) (the “Shareholder”).

RECITALS

A.           Concurrently with the execution of this Agreement, 1st Constitution, the Bank and NJCB have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, for the merger (the “Merger”) of NJCB with and into the Bank upon the terms and subject to the conditions set forth therein.

B.           As of the date hereof, the Shareholder is the record and Beneficial Owner (as defined below) of that number of NJCB Common Shares (as defined below) set forth below the Shareholder’s name on the signature page hereto.

C.           As a condition to 1st Constitution’s willingness to enter into and perform its obligations under the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS

1.1           Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.2           Other Definitions. For the purposes of this Agreement:

“Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended).

 “Permitted Transferee” means, with respect to the Shareholder, (i) an Affiliate of the Shareholder, (ii) any of the lawful issue of the Shareholder, (iii) the spouse of the Shareholder, or (iv) any trust, partnership, custodianship or other fiduciary account established for the exclusive benefit of such Permitted Transferee.

“NJCB Common Share” means a share of common stock, par value $2.00 per share, of NJCB, including for purposes of this Agreement all shares or other voting securities into which any NJCB Common Share may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom (including any dividends or distributions of securities which may be declared in respect of NJCB Common Shares).

“Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, constructive sale, or other disposition of such security or the Beneficial Ownership thereof, or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security.

II. SUPPORT OBLIGATIONS OF THE SHAREHOLDER

2.1           Agreement to Vote. The Shareholder irrevocably and unconditionally agrees that from and after the date hereof, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of shareholders of NJCB, however called, or in connection with any written consent of NJCB’s shareholders, the Shareholder will (x) appear at each such meeting or otherwise cause all of his Owned Shares, as hereinafter defined, to be counted as present thereat for purposes of calculating a quorum, and respond to each request by NJCB for written consent, if any, and (y) vote (or consent), or cause to be voted (or validly execute and return and cause consent to be granted with respect to), all of the Shareholder’s NJCB Common Shares Beneficially Owned by the Shareholder as of the applicable record date (including any NJCB Common Shares that the Shareholder may acquire after the date hereof, but less any NJCB Common Shares transferred in accordance with Section 2.2 hereof, “Owned Shares”) and all other voting securities of or equity interests in NJCB Beneficially Owned by the Shareholder: (i) in favor of the adoption of the Merger Agreement (whether or not recommended by the Board of Directors of NJCB), and (ii) against any action, agreement, transaction or proposal that (A) is made in opposition to, or in competition or inconsistent with, the Merger or the Merger Agreement, (B) relates to an Acquisition Proposal or Superior Proposal, or (C) could otherwise prevent, impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

2.2           Restrictions on Transfer. Except as otherwise agreed to by 1st Constitution and except as contemplated by the Merger Agreement, the Shareholder agrees from and after the date hereof not to (a) tender into any tender or exchange offer or otherwise directly or indirectly Transfer any Owned Shares (or any rights, options or warrants to acquire NJCB Common Shares), or (b) grant any proxies with respect to the Shareholder’s Owned Shares, deposit the Shareholder’s Owned Shares into a voting trust, enter into a voting agreement with respect to any of the Shareholder’s Owned Shares or otherwise restrict the ability of the Shareholder freely to exercise all voting rights with respect thereto. Notwithstanding the foregoing, the following transfers shall be permitted: (a) transfers by will or operation of law; (b) any transfer to a Permitted Transferee, subject to the Permitted Transferee first agreeing in writing to be bound by the terms of this Agreement; (c) the withholding of NJCB Common Shares by NJCB to satisfy tax obligations upon the vesting of any shares of restricted stock or the exercise of stock options; and (d) such transfers as 1st Constitution may otherwise permit in its sole discretion. Any action attempted to be taken in violation of this Section 2.2 will be null and void. If so requested by 1st Constitution, the Shareholder agrees that the certificates representing Owned Shares shall bear a legend stating that they are subject to this Agreement.

2.3           1st Constitution Common Stock. The Shareholder agrees that, during the period beginning on the date hereof and ending on the earlier of the Closing Date and the termination of the Merger Agreement, the Shareholder will not, and will not authorize or permit any of his Affiliates to or solicit or encourage any other person to, purchase, sell, contract to purchase, contract to sell, pledge, hedge, grant any option to purchase, make any short sale, Transfer or otherwise dispose of or acquire any 1st Constitution Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive 1st Constitution Common Stock, whether now owned or hereinafter acquired, owned directly by the Shareholder (including holding as a custodian) or with respect to which the Shareholder has Beneficial Ownership.

III. GENERAL

3.1           Governing Law. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the laws of the State of New Jersey (without regard to principles of conflict of laws that would apply the law of another jurisdiction).

3.2           Amendments. This Agreement may not be amended except by written agreement signed by 1st Constitution and by the Shareholder.

3.3           Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

3.4           Counterparts; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

3.5           Effectiveness and Termination. This Agreement will become effective when 1st Constitution has received a counterpart signed by the Shareholder and shall terminate on the date that the Merger is approved by NJCB shareholders. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. If the Merger Agreement is amended to decrease the Aggregate Merger Consideration or to decrease the Merger Consideration for the shareholders of NJCB, (x) 1st Constitution shall give written notice of such amendment to the Shareholder within one (1) business day after the public announcement of such amendment, and (y) the Shareholder shall have the right to terminate this Agreement, provided that the Shareholder sends notice to 1st Constitution of the Shareholder’s election to terminate not later than ten (10) business days after the public announcement of such amendment, in which case the term of this Agreement shall end on the date 1st Constitution receives such notice of the Shareholder’s election to terminate. Upon any such termination pursuant to this Section 3.5, except for any rights a party may have in respect of any breach by the other party of its or his obligations hereunder, neither of the parties hereto shall have any further obligation or liability hereunder.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

1st CONSTITUTION BANCORP

By:
Name: Robert F. Mangano
Title: President and CEO

THE SHAREHOLDER

Shareholder:
Signature:
Title, if applicable:
Owned Shares:
Notice Address:

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